EXHIBIT 99.1

5000 Philadelphia Way • Lanham • Maryland • 20706-4417 • U.S.A.

Telephone: 301.731.4233 • Fax: 301.731.9606 • Internet: sales@integ.com • Web: http://www.integ.com

FOR IMMEDIATE RELEASE

CONTACT: Kathryn Herr Vice President, Communications Integral Systems, Inc. Phone: 301-731-4233, Ext. 1104 Fax: 301-731-3183 www.integ.com	MEDIA CONTACT: Shany Seawright Strategic Communications Group Phone: 240-485-1081 sseawright@gotostrategic.com

Integral Systems Announces

Fiscal Year 2008 Earnings Release Date

Lanham, Md., October 20, 2008 – Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today announced it will release results for the fiscal year 2008 through PR Newswire on Thursday, December 11, 2008, before the market opens. Management is allowing extra time to release final year end results due to the decision to change auditors and the significant effort involved in the transition.

“The audit planning process is complete and our transition to Ernst & Young is proceeding very well,” commented William Bambarger, Chief Financial Officer. “Year end is always a very busy time and this year is especially so, given our successful growth in 2008 and our decision to change auditors.”

The earnings release will be followed by a conference call hosted by Mr. Bambarger and Mr. John Higginbotham, Chief Executive Officer, on Thursday, December 11, 2008, at 11:30 a.m. EST. Details on access information for the call will be provided at a later date.

About Integral Systems

Integral Systems, Inc. applies more than 25 years experience developing innovative satellite communication systems for its government and commercial customers. Integral provides cost-effective solutions for ground, air, and space communications by integrating solutions from its subsidiary companies – SAT Corporation, Newpoint Technologies, Inc., Integral Systems Europe, RT Logic, and Lumistar. Customers have relied on the Integral family of companies to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the U.S. Air Force, NASA, NOAA and nearly every satellite operator in the world. For more information visit www.integ.com.